Exhibit 10.78

March 13, 2003

Pleasant Lake Apts. Corp.

Pleasant Lake Apts., Ltd.

23811 Chagrin Boulevard

Suite 200

Beachwood, OH 44122

Attn:  Howard Amster

                Re:          Agreement to Purchase Units in

                                Horizon Group Properties, L.P. (the “Partnership”)

Dear Howard:

This letter is to confirm the agreement of Pleasant Lake Apts., Ltd. (“Pleasant Lake”), an affiliate of Howard M. Amster, to purchase up to 261,628 limited partnership units (the “Units”) in Horizon Group Properties, L.P. (the “Partnership”) from Horizon Group Properties, Inc. (“HGPI”) and the agreement of HGPI to sell the Units to Pleasant Lake at a purchase price of $5.16 per Unit for an aggregate purchase price of up to $1,350,000.00, payable in full and in cash within three business days following the receipt of notice from HGPI to Pleasant Lake that the conditions set forth in this letter have been satisfied.  Pleasant Lake hereby acknowledges and agrees on behalf of itself and any transferee, assignee or successor (i) that the Units shall not now or at any future time be convertible or exchangeable for securities of HGPI, and (ii) that the certificate representing the Units will bear a legend indicating that they are not convertible or exchangeable.

HGPI represents and warrants that it has converted the Units from general partnership units, owns the Units and has full power and authority to sell the Units; such Units will be transferred free and clear of any liens or encumbrances; such sale will not violate the partnership agreement of the Partnership, the Articles of Amendment and Restatement of HGPI or any other contract or agreement that HGPI is a party to; such sale will not violate any state or federal securities laws; that all authorizations and approvals required for the sale of the Units have been obtained; that no assessments or other amounts are owed to the Partnership by the owner of the Units; and that the purchase of the Units will not cause a violation of the Excepted Holder Certificate of Howard M. Amster.

Pleasant Lake represents and warrants that it has full power and authority to purchase the Units; that such purchase will not violate any contract or agreement to which it is a party; that such purchase will not violate any state or federal securities laws; and that Howard M. Amster controls and is the holder of approximately 96% of the ownership interests in Pleasant Lake.  In addition, Pleasant Lake acknowledges that it has not relied on any advice of HGPI, the Partnership or any of their respective affiliates, employees, directors, counsel or other advisors regarding the federal, state and local tax consequences or tax attributes of owning the Units.  Pleasant Lake is aware that there are substantial limitations and restrictions on the circumstances under which Pleasant Lake may offer to sell, transfer or otherwise dispose of the Units, so that it might not be possible to liquidate this investment readily and it may be necessary to hold the investment for an indefinite period.  Pleasant Lake is an accredited investor under the Securities Act of 1933, as amended, is not a registered investment company under the Investment Company Act of 1940, as amended, and is not a business development company as defined in the U.S. Investment Advisers Act of 1940, as amended.

The representations and warranties of the parties shall be true as of the closing.

This Agreement shall be further conditioned upon receipt by Pleasant Lake of (i) certified resolutions of HGPI approving the sale of the Units to Howard M. Amster or his affiliate; (ii) an acceptance of Pleasant Lake as a substituted limited partner executed by HGPI. This Agreement shall be further conditioned upon receipt by the Partnership of an Acknowledgment by Substituted Limited Partner from Pleasant Lake in form satisfactory to the Partnership.

HGPI hereby commits to cause to be prepared and filed with the Form K-1 for each partner of the Partnership, schedules listing the profit and loss of each of the properties owned directly or indirectly by the Partnership commencing for the year ending December 31, 2002.

At the closing of this transaction, HGPI shall deliver the Units to Pleasant Lake with duly-executed unit powers attached.  At such closing, HGPI and the Partnership shall provide Pleasant Lake with an executed letter directing the transfer agent to transfer such Units into the name of Pleasant Lake.

This Agreement sets forth the complete understanding of HGPI and Pleasant Lake and shall be binding and enforceable on each party in accordance with its terms.

Very truly yours,

/s/ Gary J. Skoien
Gary J. Skoien
Chairman and Chief Executive Officer

			Date:	March 13, 2003

ACCEPTED AND AGREED:

PLEASANT LAKE APTS., LTD.
By	Pleasant Lake Apts. Corp.,
General Partner

/s/ Howard M. Amster
Howard M. Amster, President
	Date:	March 13, 2003